Exhibit 10.4

SONA MOBILE HOLDINGS CORP.

825 Third Avenue, 32nd Floor

New York, New York 10022

June 30, 2006

Mark Yoseloff, CEO

Shuffle Master, Inc.

1106 Palms Airport Drive

Las Vegas, Nevada 89119

Dear Dr. Yoseloff,

On January 25, 2006, Shuffle Master, Inc., a Minnesota corporation (“SMI”), acquired 2,307,693 shares (the “Option Shares”) of the common stock of Sona Mobile Holdings Corp., a Delaware corporation (“Sona”), pursuant to that certain letter agreement, dated December 29, 2005, between SMI and Sona (the “Letter Agreement”). SMI also holds warrants to acquire an additional 1,200,000 shares of Sona common stock (such shares, the “Warrant Shares” and, collectively with the Option Shares, the “Registrable Securities”). Sona is contemplating entering into agreements pursuant to which it would issue and sell certain of its securities in a private placement transaction (the “PIPE”).

This letter memorializes our agreement as to the registration rights governing the Registrable Securities in satisfaction of Section 5 of the Letter Agreement. We hereby agree as follows:

1.

In satisfaction of the registration rights described in the Letter Agreement, Sona agrees that if it consummates the PIPE it will include the Registrable Securities for registration under the registration rights agreement to be entered into in connection with the PIPE. SMI shall receive and be afforded all rights granted to, and be subject to the obligations imposed upon, the “Investors” under the such registration rights agreement as if SMI were a party thereto, or as if the Registrable Securities were included in the definition of “Registrable Securities” under such agreement, except that the Registrable Securities will not be entitled to voting or consent rights under such agreement.

2.	Nothing contained in this letter creates an obligation of Sona to consummate the PIPE.

3.	Sona represents and warrants that the individual executing this letter on behalf of Sona is duly authorized by Sona to do so.

4.

Sona hereby indemnifies and holds SMI harmless from and against any and all losses, damages, liabilities, costs and expenses (including attorneys' fees and expenses) incurred or sustained: (i) arising from any breach of any representation, warranty or agreement of Sona contained in this letter, or (ii) by SMI to enforce the terms of this letter.

Kindly execute and return to my attention a copy of this letter, whereupon this letter shall form our binding agreement as to the matters herein addressed.

Very Truly Yours,

/s/ Shawn Kreloff
Shawn Kreloff, President and CEO

Acknowledged and Agreed

SHUFFLE MASTER, INC.

__________________________________

By:

Its:

Dated:

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